Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated June 9, 2015

J.P. Morganlnvestable Indices

Home ..... Indices~ ..... lndeX Summary

J. P. Morgan Dorsey Wright Focus 5 Balanced Index 8.5%

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J. P. Morgan Dorsey Wright Focus 5 Balanced Index 8.5% : Jun 10 2014 to Jun o8
2015

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Index Level Data

	Level	Date
Current	174.74	05-Jun-2015
High	177.85	20-Mar-2015
Low	152.68	17-Jul-2014
Start	153.11	10-Jun-2014
End	174.74	05-Jun-2015

Risk Measures

Volatility	8.26%
Sharpe Ratio	1.74
Maximum Drawdown	-3.99%

Return Statistics

Annualized Return	14.34%
Average Monthly Return	1.04%

Return

Daily Return	0.01%
Month to Date Return	-0.76%
Year To Date Return	6%
3 Month Return	1.09%
1 Year Return	14.08%
3 Year Return	49.62%
5 Year Return	67.71%

Monthly Return (%)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	--	--	--	--	--	2.18	-1.55	4.84	-1.41	2.15	2.42	-0.23	11.06
2015	1.62	3.4	0.99	-2.05	2.77	-0.76	--	--	--	--	--	--	6

                                   Footnotes

(l) Calculation descriptions

The first twelve columns under 'Monthly Return(%)' above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and rot actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

**[] As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index level Data

Current:

Current  refers  to  the  closing  level  of  the  index  as  of the trading day immediately preceding the date you have accessed this website.

High:

High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated
under the ' Date" column next to the High level . The High level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High level in the future.

low:

low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated
under the ' Date" column next to the Low level. The Low level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low level displayed on this website.

Start:

Start refers to the closing level of the index on the first trading day of the time period indicated.

End:

End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:

Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of : he financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations.
No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitattons. No represemation is made that in the future the
Index will have the Sharpe Ratio shown. The actual Annualized Return and the
Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown.:

Maximum  Drawdown  is  the percentage change in the index from the highest value reached  over  the  specified  time  period to the lowest value reached over the specified  time  pen  od.  The  Maximum  Drawdown  may be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical
Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the  Monthly  Return  is  the  percemage  change in the index during the monthly period.  The  Average  Monthly  Return  may be based on hypothetical, historical
Index  levels  and not actual Index levels. There is no guarantee that the Index will  achieve  the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The  Daily  Return  is  the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, :he Daily Return is the return  of  the  Index from the trading day that is two trading days immediately preceding  the  specified  end date to the trading day immediately preceding the specified  end  date.  The Daily Return may be based on hypothetical, historical index  levels  and not actual index levels. There is no guarantee that the Index will  achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The
Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the
Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or no: a trading day, to the trading day immediately preceding the specified end date. The Year to
Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The  1 Year Return is the trailing return of the Index from the trading day that occurs  on  or  immediately  preceding  the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date  is  today's  date  or  not  a  trading day, to the trading day immediately
preceding   the  specified  end  date.  The  1  Year  Return  may  be  based  on hypothetical, historical Index levels and not actual Index levels.

There is no guarantee that the Index will achieve the l Year Return in the future. Past performance is nor indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date and IS not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that !he Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or Immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on November 28, 20l4 and therefore has a limited operating history. Past performance should not be considered indicative of future performance. The level of the Index will include the deduction of a fee of 0.50% per annum and a synthetic borrowing cost calculated based on the relevant LIBOR rates. The index fee and borrowing cost will be deducted daily.
The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful, may not outperform any alternative strategy that may be employed in respect of the First Trust Dorsey Wright focus 5 ETF
(the ?Equity Constituent?) and the J.P. Morgan Dynamic Treasury Futures Index
(USD) (the ?Bond Constituent?, together with the EQuity Constituent, the
?Target Constituents?), or may not achieve its target volatility of 8.5% . The investment strategy used to construct the Index involves daily adjustments to its synthetic exposure to its Target Constituents. The daily adjustment of the exposures of the Index to its Target Constituents will vary, and may be partially uninvested in its Target Constituents By reducing its exposure to its
EQuity Constituent, the Index may significantly underperform its EQuity
Constituent The exposure of : he Index to its Bond Constituent may be greater, perhaps significantly greater, than its exposure to its Equity Constituent.
The Index may have significant exposure to its cash constituent. The returns of the Target Constituents may offset each other or may become correlated in decline. The Index is subject to significant risks associated with fixed-income securities, including interest rate-related risks and credit risk. The Index IS subject to the negative impact of an Interest deduction. The Target
Constituents are subject to risks relating to their selection methodologies.
Our affiliate, J.P. Morgan Securities pic ('JPMS pic"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS pic is responsible could have an impact, positive or negative, on the level of the Index. JPMS pic is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks. govern the calculation and constitution of
1he Index and other decisions and actions relating to its maintenance.
Additional information is available upon request.
For more information regarding the Index, clients should contact their J.P.
Morgan representative.

(3) General Disclaimers

For  certificates  of  deposit: The information contained on this Website is for discussion  purposes  only. Any information relating to performance contained in these  materials  is  illustrative and no assurance is given that any indicative returns,  performance  or  results,  whether historical or hypothetical, will be achieved.  These  terms are subject to change, and JPMorgan undertakes no duty to update  this  information.  This  information  shall  be amended, superseded and replaced  in  its  entirety  by  a  subsequent term sheet, disclosure supplement and/or  private  placement memorandum, and the documents referred to therein. In the  event  any  inconsistency  between the information presented herein and any such  term  sheet. d1sclosure supplement and/ or private placement memorandum, such term sheet. disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. ('J.P. Morgan' ) has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate.

Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov.
Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free
866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such 'back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index.
J.P. Morgan provides no assurance or guarantee that the products linked to the
Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations.
Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns.
Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 23D Disclosure

We  and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S.  tax  matters  contained  herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the  purpose of avoiding U.S. tax related penalties. Investment suitability must be  determined  individually  for  each  investor, and the financial instruments described  herein may not be suitable for all investors. This information is not intended  to  provide  and  should  not  be relied upon as providing accounting, legal,  regulatory  or  tax  advice.  Investors  should  consult  with their own advisors as to these matters.

Copyright02Dl5JPMorganChaseandCo.AIIRightsReserved

J.P. Morganlnvestable Indices

Home -} Indices -} Index Summary
                  JPMorgan ETF Efficiente 10 TR Series X Index
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Summary

JPMorgan ETF Efficiente 10 TR Series X Index: Jun 10 2 0 14 to Jun o8 2 0 15

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Index Level Data

	Level	Date
Current	171.99	08-Jun-2015
High	471.9	09-Sep-2014
Low	163.74	02-Oct-2014
Start	0	--
End	171.99	08-Jun-2015

Risk Measures

Volatility	118.69%
Sharpe Ratio	-0.63
Maximum Drawdown	-65.3%

Return Statistics

Annualized Return	-74.19%
Average Monthly Return	-6.04%

Return

Daily Return	-0.2%
Month to Date Return	-1.55%
Year To Date Return	-1.01%
3 Month Return	-0.83%
1 Year Return	-63.55%
3 Year Return	-63.55%
5 Year Return	-63.55%

Monthly Return (%)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	--	--	--	--	--	--	--	--	-65.21	3.91	1.23	0.61	-63.18
2015	2.5	-0.02	0.61	-1.82	-0.67	-1.55	--	--	--	--	--	--	-1.01

Footnotes

(l) Calculation descriptions

The first twelve columns under 'Monthly Return(%)' above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and all actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** [] As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index level Data

Current:

Current  refers  to  the  closing  level  of  the  index  as  of the trading day immediately preceding the date you have accessed this website.

High:

High  refers  to  the  highest closing level of the index during the time period selected,  with  the  date  on which such highest closing level occurs indicated
under  the  '  Date"  column  next  to  the  High level. The High level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High level in the future.

low:

low  refers  to  the  lowest  closing  level of the index during the time period
;elected,  with  the  date  on  which such lowest closing level occurs indicated
under  the  '  Date"  column  next  to  the  Low  level.  The Low Level may be a hypothetical,  historical  level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.

Start:

Start refers to the closing level of the index on the first trading day of the time period indicated.

End:

End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:

Volatility  refers to the standard deviation of the daily logarithmic returns of the  index over the time period specified and annualized. Volatility is a widely used  measure to express the risk of the financial instrument over the specified
time   period.   Compared   to   conventional  arithmetic  return  calculations,
logarithmic  returns are generally lower for positive returns and generally have higher  magnitude  for  negative  returns.  The  volatility calculations include hypothetical,  historical back-tested information that has inherent limitations.
No  representation is made that in the future the Index will have the Volatility shown.  Actual  annualized  Volatility  may  vary  materially  from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the
Index will have the Sharpe Ratio shown. The actual Annualized Return and the
Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown.:

Maximum  Drawdown  is  the percentage change in the index from the highest value reached  over  the  specified  time  period to the lowest value reached over the specified  time  period.  The  Maximum  Drawdown  may  be based on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The  Annualized  Return is the percentage change in the index from the first day of  the  specified  time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical Index levels  and  not  actual Index levels. There is no guarantee that the Index will achieve  the Annualized Return in the future. Past performance is not indicative of  future  returns.

Average  Monthly  Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the  Monthly  Return  is  the  percentage change in the index during the monthly period.  The  Average  Monthly  Return  may be based on hypothetical, historical
Index  levels  and not actual Index levels. There is no guarantee that the Index will  achieve  the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The  Daily  Return  is  the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return  of  the  Index from the trading day that is two trading days immediately preceding  the  specified  end date to the trading day immediately preceding the specified  end  date.  The Daily Return may be based on hypothetical, historical index  levels  and not actual index levels. There is no guarantee that the Index will  achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the  trading day immediately preceding the specified end date. The Month to Date
Return  may  be  based  on  hypothetical, historical Index levels and not actual
Index  levels.  There  is  no guarantee that the Index will achieve the Month to
Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year t hat occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future.
Past performance is not indicative of future returns.

1 Year Return:

The 1 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 1 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on September 29, 2014 and therefore has a limited operating history. Past performance should not be considered indicative of future performance. There are risks associated with a momentum-based investment strategy. The Index is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter. Correlation of performances among the basket constituents composing the Index may reduce the performance of the Index. High correlation during periods of negative returns among the basket constituents composing the Index ("the Basket Constituents") representing any one sector or asset type which have a substantial weighting in the Index could have a material adverse effect on the performance of the Index. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful, may not outperform any alternative strategy related to the Basket Constituents, or may not achieve its target volatility of 10%. The investment strategy involves monthly rebalancing and maximum weighting caps applied to the Basket Constituents by asset type and geographical region. Changes in the value of the Basket Constituents may offset each other. An investment linked to the Index is subject to risks associated with non-U.S. securities markets, including emerging markets risk. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

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Summary

[GRAPHIC OMITTED]

Index Level Data

	Level	Date
Current	114.08	05-Jun-2015
High	117.25	24-Jun-2014
Low	111.39	16-Dec-2014
Start	116.89	10-Jun-2014
End	114.08	05-Jun-2015

Risk Measures

Volatility	2.74%
Sharpe Ratio	-0.89
Maximum Drawdown	-5%

Return Statistics

Annualized Return	-2.44%
Average Monthly Return	-0.18%

Return

Daily Return	-0.24%
Month to Date Return	-0.45%
Year To Date Return	1.11%
3 Month Return	0.29%
1 Year Return	-2.36%
3 Year Return	11.57%
5 Year Return	14.08%

Monthly Return (%)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	--	--	--	--	--	0.45	-1.79	1.03	-1.73	0.48	-0.6	-1.09	-1.84
2015	0.04	1.13	-0.46	0.4	0.45	-0.45	--	--	--	--	--	--	1.11

Footnotes

(l) Calculation descriptions

The first twelve columns under 'Monthly Return(%)' above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These  returns  may  be  based  on hypothetical, historical index levels and not actual  index  levels.  There  is  no  guarantee that the Index will achieve the monthly  and  annual  returns  displayed  in the future. Past performance is not indicative of future returns.

** [] As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index level Data

Current:

Current refers to the closing level of the index as of the trading day immed iately preceding the date you have accessed this website.

High:

High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated
under the ' Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.

low:

low  refers  to  the  lowest  closing  level of the index during the time period selected,  with  the  date  on  which such lowest closing level occurs indicated
under  the  '  Date"  column  next  to  the  Low  level.  The Low Level may be a hypothetical,  historical  level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.

Start:

Start refers to the closing level of the index on the first trading day of the time period indicated.

End:

End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:

Volatility  refers to the standard deviation of the daily logarithmic returns of the  index over the time period specified and annualized. Volatility is a widely used  measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return caculations, logarithmic returns  are  generally  lower  for  positive  returns and generally have higher
magnitude   for   negative   returns.   The   volatility   calculations  include
hypothetical,  historical back-tested information that has inherent limitations.
No  representation is made that in the future the Index will have the Volatility shown.  Actual  annualized  Volatility  may  vary  materially  from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The Sharpe Ratio is a measure that aims to capture the potential return of an index per unit of risk. For a given index and a specified time period, it is calculated by dividing the Annualized Return for the specified time period by the Volatility for the specified time period. The Sharpe Ratio calculation may contain components with hypothetical, historical back-tested information that have inherent limitations. No representation is made that in the future the
Index will have the Sharpe Ratio shown. The actual Annualized Return and the
Volatility and, accordingly, the Sharpe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown.:

Maximum  Drawdown  is  the percentage change in the index from the highest value reached  over  the  specified  time  period to the lowest value reached over the specified  time  period.  The  Maximum  Drawdown  may be b ased on hypothetical, historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of the specified time period to the last day of the specified time period and annualized. The Annualized Return may be based on hypothetical, historical
Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetic average of the Monthly Returns for each full calendar month during the specified time period. For a given monthly period the  Monthly  Return  is  the  percentage change in the index during the monthly period.  The  Average  Monthly  Return may be b{.sed on hypothetical, historical
Index  levels  and not actual Index levels. There is no guarantee that the Index will  achieve  the Average Monthly Return in the future. Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two trading days immed iately preceding the specified end date to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the
Month to Date Return in the future. Past performance is not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Year to
Date Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the Year to Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the tradir g day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future returns.

1 Year Return:

The  1 Year Return is the trailing return of the Index from the trading day that occurs  on  or  immediately  preceding  the date occurring one year prior to the specified end date to the specified end date, provided that if the specified end date  is  today's  date  or  not  a  trading day, to the trading day immediately
preceding   the  specified  end  date.  The  1  Year  Return  may  be  based  on hypothetical, historical Index levels and not actual Index levels.

There is no guarantee that the Index will achieve the 1 Year Return in the future. Past performance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end date[and is not annualized]. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of future returns.

(2) Short Summary of the Risks

The Index was established on August 16, 2011 and therefore has a limited operating history. Past performance should not be considered indicative of future performance. The level of the Index will include the deduction of a fee of 1.00% per annum, that accrues daily. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful, may not outperform any alternative strategy related to the PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund (the ?High Yield Constituent?), or may not achieve its target volatility of 3%. The daily adjustment of exposure to the High Yield Constituent may vary and the Index may be potentially uninvested, which could result in a portion or most of the Index reflecting no return. Changes in the value of the basket constituents may offset each other. The Index is subject to short-term borrowing costs. An investment linked to the Index is subject to risks associated with fixed income securities, including interest rate risk and credit risk The 3-month USD LIBOR will be affected by a number of factors including Federal Reserve Board policies, prevailing interest rates, general economic conditions, and changes on or perceptions about future 3-month USD LIBOR levels. Our affiliate, J.P. Morgan Securities plc ("JPMS plc"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index. JPMS plc is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and constitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon request. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent, or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing  and  other  statistical  analysis  material  that  is  provided in connection with the explanations of the potential returns of the products linked to  the  Index  use simulated analysis and hypothetical circumstances w estimate how  it  may  have performed prior to its actual existence. The results obtained from  such 'back-testing" information should not be considered indicative of the actual  results  that might be obtained from an investment or participation in a financial  instrument or transaction referencing the Index. J.P. Morgan provides no  assurance or guarantee that the products linked to the Index will operate or would have operated 1n the past in a manner consistent with these materials. The hypothetical,  back-tested,  historical  levels  presented  herein have not been verified  by  an  independent  third  party, and such hypothetical, back-rested,
historical   levels   have   inherent   limitations.   Alternative  simulations,
techniques,  modeling  or  assumptions  might  produce  significantly  different results  and  prove to be more appropriate. Hypothetical back-rested results are neither  an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Oisclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herei n may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regu lawry or tax advice. Investors should consult with their own advisors as to these matters.

Copyright 2015 JPMorganChaseandCo.AIIRightsReserved

J.P. Morganlnvestable Indices

Home __. Indices __. Index Summary

              J. P. Morgan U.S. Sector Rotator 5 Index (Series 1)
[GRAPHIC OMITTED]

Summary

Expori Current Statistics II I'"'" I'"

J. P. Morgan U.S. Sector Rotator 5 Index (Series 1): Jun 07 2014 to Jun 05 20
15

[GRAPHIC OMITTED]

Index Level Data	Level	Date
Current	159.81	05-Jun-2015
High	165.09	26-Dec-2014
Low	156.96	07-Aug-2014
Start	159.67	06-Jun-2014
End	159.81	05-Jun-2015

Risk Measures	
Volatility	4.55%
Sharpe Ratio	0.05
Maximum Drawdown	-3.2%

Return Statistics	
Annualized Return	0.09%
Average Monthly Return	0.03%

Return	
Daily Return	-0.16%
Month to Date Return	-0.32%
Year To Date Return	-2.41%
3 Month Return	-1.73%
1 Year Return	0.19%
3 Year Return	13.51%
5 Year Return	28.56%

Monthly Return (%)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	--	--	--	--	--	0.73	-1.33	2.16	-0.43	1.41	0.97	-0.38	4.41
2015	-0.31	-0.32	-0.88	-0.77	0.17	-0.32	--	--	--	--	--	--	-2.41

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Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.
High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.
Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.
Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.
End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

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Copyright © 2015 JPMorgan Chase & Co. All Rights Reserved

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Sharpe Ratio:

The  Sharpe  Ratio  is a measure that atms to capture the potential return of an index  per  unit  of  risk. For a given index and a speCified ttme period, it is calculated  by  dividing  the Annualized Return for the specified time period by the  Volatility  for the spectfied time period. The Sharpe Ratio e{lculation may comain  components  with  hypothetical,  htstorical back-tested information that have  inherent  limitations.  No  representation  is made that in the future the
Index  will  have  the  Sharpe Ratio shown. The actual Annualized Return and the
Volatility  and,  accordingly,  the  Sharpe  Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum Drawdown is the percentage change tn the tndex from the highE}st value reached over the specified time period to the lowest value reached over the specified time period. The Maximum Drawdown may be based on hypothetical, historical Index levels and not actual Index IE}vels. The Maximum Drawdown could, in the future, be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adJUStment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The  Annualized  Return is the percentage change tn the index from the first day of  the  specified  tine  period to the last day of the spec1fted ume period and annualized. The Annualized Return may be based on hypothetical, historical Index levels  and  not actual Index levels. TherE} is no guarantee that the Index will achieve  the Annualized Return 1n the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average Monthly Return is the arithmetiC average of the Monthly Return; for each full calendar month during the specified ttme period. For a given monthly period the  Monthly  Return  is  the  percentage change in the index during the monthly period.  The  Average  Monthly  Return  may be based on hypothetical, historical
Index  levels  and not actual Index levels. There is no guarantee that the Index will  achieve  the Average Monthly Return in the future. Past performance is not
IndiCative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided that if the specified end date is roday's date or not a trading day, the Daily Return is the return of the Index from the tradtng day that is two trading days immediately preceding the specified end date to the tradtng day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historicaltndex levels and not actual index lev~ls. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Return is the return of the Index from the last trading day of the month that occurs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the  trading day immediately preceding the specified end date. The Month to Date
Return  may be based on hypotheucal, h1storicallndex levels and not actual Index levels.  There  is  no  guarantee  that the Index will achieve the Month to Date
Return  1n  the  future.  Past  performa1c[pound]}  is  not indicative of future returns.

Year to Date Return:

The Year to Date Return is the return of the Index from the last trading day of the year that occurs prior to the specified end date to the speCified end date,
providE}d that if the specified end date is today's date or not a rrading day, to the trading day immediately precedtng the specified end j ate. The Year :o
Da:e Return may be based on hypotheucal, htstoncallndex levels and not actual
Index levels. There is no gJarantee that the Index will achieve the Year to
Date Return in the future. Past performance is not indicative of future returns.

3 Month Return:

The  3  Mon:  h  Return is the trailing return of the Index from the trading day that  occurs on or immediately preceding the date occurnng three months prior to the specified end date : o : he specified end date, prov1ded that if the specified end date is today's date or not a trad1ng day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, his:oricallndex levels and not actual Index levels.
There is no guarantee that the Index w1ll achieve the 3 Mon:h Return in the future. Past performance is not indicattve of future returns.

1 Year Return:

The I Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurnng one year prior to the specified end date to the specified end date, provided thattf the specified end date is today's date or not a trad1ng day, to the trading day immediately preceding the specified end date. The I Year Return may be based on hypothetical, historical Index levels and not actual Index levels.

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J.P. Morganlnvestable Indices

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3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified end date to the specified end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end dateland is not annualized!. The 3 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that the Index will achieve the 3 Year Return in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring five years prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date, and is not annualized. The 5 Year Return may be based on hypothetical, historical Index levels and not actual Index levels.
There is no guarantee that the Index will achieve the 5 Year Return in the future. Past performance is not indicative of uuture returns.

(2) Short Summary of the Risks

The Index was established on June 21, 20 13 and therefore has a limited operating history. Past performance should not be considered indicative of future performance. The level of the Index will include the daily deduction of a fee of 0.50% per annum. Ther e are risks associated with a momentum-based investment strategy. The Index is different from a strategy that seeks long[]term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occu r from holding assets that have experienced price declines, but experience a sudden price spike thereafter. Correlation of performances among the basket constituents composing the Index ('the Basket Constituents' ) may reduce the performance of the Index. High correlation during periods of negative returns among the Basket
Constituents representing any one sector or asset type which have a substantial weighting in the Index could have a material adverse effect on the performance of the Index. The Index comprises only notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership. The synthetic investment strategy on which the Index is based may not be successful, may not outperform any alternative strategy related to the Basket Constituents. The Index does not target a specific volatility for the synthetic portfolio as a whole, and its actual realized volatility may be greater or less than 5%. The Index may have exposure only to the bond constituent for an extended period of time. The
Index may be subject to increased volatility due to the use of leverage. The
Index may be partially uninvested or become entirely uninvested, which will result in a portion or all of the Index reflecting no return. Changes in the value of the basket constituents may offset each other . The investment strategy involves monthly rebalancing and maximum weighting caps that are applied to the Basket Constituents. The Index is subject to risks associated with specific sectors in the U.S marke~. Our affiliate, J.P. Morgan Securities pic ("JPMS pic"), is the calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS pic is r esponsible could have an impact, positive or negative, on the level of the
Index. JPMS pic is under no obligation to consider your interest as an investor in securities linked to the Index. The risks identified above are not exhaustive. The Index Rules, and not any description in this summary of risks, govern the calculation and CO'ftitution of the Index and other decisions and actions relating to its maintenance. Additional information is available upon
reQ uest. For more information regarding the Index, clients should contact their J.P. Morgan representative.

(3) General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its entirety by a subseQuent term sheet, disclosure supplement and/or private placement memorandum, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/ or private placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum shall govern.

Investments in products linked to an Index reQuire investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic conseQuences of such transaction in relation to their particular circumstances. This website contains market data from various sources other than us and our affiliates, and, accordingly, we make no representatio n or warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. ('J.P. Morgan' ) has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offer ing of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offering of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov.
Alternatively, J.P. Morgan, any agent, or any

Copyright [c]2015 JPMorganChaseandCo. AII RightsReserved

dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement, if you so request by calling toll-free 866-535-9248.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the products linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that the products linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein have not been verified by an independent third party, and such hypothetical, back-tested, historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in this website.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

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J.P. Morganinvestable Indices

Home --} Indices --} Index Summary
              J. P.Morgan U.S. Sector Rotator 8 Index (Series 1 )
[GRAPHIC OMITTED]
Summary

J. P.Morgan U.S. Sector Rotator 8 Index (Series 1 ) : Jun 10 2014 to Jun o8
2015

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Index Level Data

	Level	Date
Current	202.82	05-Jun-2015
High	213.37	26-Dec-2014
Low	197.33	07-Aug-2014
Start	202.01	10-Jun-2014
End	202.82	05-Jun-2015

Risk Measures

Volatility	7.28%
Sharpe Ratio	0.06
Maximum Drawdown	-4.94%

Return Statistics

Annualized Return	0.41%
Average Monthly Return	0.04%

Return

Daily Return	-0.25%
Month to Date Return	-0.5%
Year To Date Return	-3.7%
3 Month Return	-2.04%
1 Year Return	0.04%
3 Year Return	17.49%
5 Year Return	17.49%

Monthly Return (%)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2014	--	--	--	--	--	1.19	-2.1	3.49	-0.66	1.92	1.58	-0.59	6.99
2015	-0.47	-0.5	-1.38	-1.21	0.3	-0.5	--	--	--	--	--	--	-3.7

Footnotes

(1) Calculation descriptions

The first twelve columns under "Monthly Return (%)" above reflect the performance of the index from the first trading day of the month displayed to the last trading day of that month.

The final column reflects the performance of the index for the year displayed.

These returns may be based on hypothetical, historical index levels and not actual index levels. There is no guarantee that the Index will achieve the monthly and annual returns displayed in the future. Past performance is not indicative of future returns.

** - As of the date shown above, the index was calculated based on a level for such index equal to 100 on the date specified at the "Selected Start Date".

Index Level Data

Current:
Current refers to the closing level of the index as of the trading day immediately preceding the date you have accessed this website.

High:
High refers to the highest closing level of the index during the time period selected, with the date on which such highest closing level occurs indicated under the "Date" column next to the High level. The High Level may be a hypothetical, historical level and not an actual level of the Index. There is no guarantee that the Index will achieve the High Level in the future.

Low:
Low refers to the lowest closing level of the index during the time period selected, with the date on which such lowest closing level occurs indicated under the "Date" column next to the Low level. The Low Level may be a hypothetical, historical level and not an actual level of the Index. The level of the Index could, in the future, decline below the Low Level displayed on this website.

Start:
Start refers to the closing level of the index on the first trading day of the time period indicated.

End:
End refers to the closing level of the index on the last trading day of the time period indicated.

Risk Measures

Volatility:
Volatility refers to the standard deviation of the daily logarithmic returns of the index over the time period specified and annualized. Volatility is a widely used measure to express the risk of the financial instrument over the specified time period. Compared to conventional arithmetic return calculations, logarithmic returns are generally lower for positive returns and generally have higher magnitude for negative returns. The volatility calculations include hypothetical, historical back-tested information that has inherent limitations. No representation is made that in the future the Index will have the Volatility shown. Actual annualized Volatility may vary materially from the analysis implied in this hypothetical, historical calculation.

Sharpe Ratio:

The  Sharpe  Ratio  is  a measure that aims to capture the potemial return of an
1ndex  per  unit  of  risk. For a given index and a specified time period, it is calculated  by  dividing  the Annuali~ed Return for the specified time period by the  Volatility  for the specified time period. The Sharpe Ratio calculation may comain  componenis  with  hypothetical, historical back[]tested information that have  inherent  limitations.  No  representation  is made that in the future the
Index  will  have  the  Sharpe Ratio shown. The actual Annualized Return and rhe
Volatility  and,  accordingly,  the  Shar pe Ratio, may vary materially from the analysis implied in any hypothetical, historical calculation.

Maximum Drawdown:

Maximum  Drawdown  is  the percentage change in the index from the highesc value reached  over  the  specified  time  period to the lowest value reached over the specified  time  period.  The  Maximum  Drawdown  may  be based on hypothetical.
historical Index levels and not actual Index levels. The Maximum Drawdown could, in the future. be larger than the Maximum Drawdown displayed above.

Embedded Index Fee:

The levels of the Index may be reduced by an adjustment factor which may have a considerable impact on the level of the Index.

Return Statistics

Annualized Return:

The Annualized Return is the percentage change in the index from the first day of t:he specified time period to the last day of the specified ti me peri od and annualized. The Annualized Return may be based on hypothetical, historical
Index levels and nor actual Index levels. There is no guarantee that the Index will achieve the Annualized Return in the future. Past performance is not indicative of future returns.

Average Monthly Return:

Average  Monthly  Return  is  the arit hmetic average of the Monthly Returns for each  full  calendar month dun ng the specified time period. For a given monthly period  the  Monthly  Return  is  the  percemage  change in the index during the monthly  period.  The  Average  Monthly  Return  may  be  based on hypothetical, historical  Index levels and not actual Index levels. There is no guarantee that the  Index  will  achieve  the  Average  Monthly  Return  in  the  future.  Past performance is not indicative of future returns.

Return

Daily Return:

The Daily Return is the return of the Index from the trading day immediately preceding the specified end date to the specified end date, provided tl\at if the specified end date is today's date or not a trading day, the Daily Return is the return of the Index from the trading day that is two uading days immediately preceding the specified end dare to the trading day immediately preceding the specified end date. The Daily Return may be based on hypothetical, historical incfex levels and not actual index levels. There is no guarantee that the Index will achieve the Daily Return in the future. Past performance is not indicative of future returns.

Month to Date Return:

The Month to Date Rewrn is the return of the Index from the last trading day of the month that OC{CUrs prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The Month to Dare Rerum may be based on hypothetical, historical I ndex levels and nor actual Index levels. There is no guarantee that the Index will achieve rhe
Month to Date Return in rhe future. Past performance is nor indicative of future returns.

Year to Date Ret urn:

The  Year  to  Date  Return is the return of the Index from the last trading day ofthe  year  that  occurs  orior  to the specified end date to the specified end date,  provided  that if the specified end date is today's date or not a trading day.  to  the trading day immediately preceding the specified end date. The Year to  Date  Return  may  be based on hypothetical, historical Index levels and not actual  Index levels. There is no guarantee tha: the Index will achieve the Year to  Date  Return  in  the  future.  Past performance IS not Indicative of future returns.

3 Month Return:

The 3 Month Return is the trailing return of the Index from the trading day that occurs on or immediately preceding the date occurring three months prior to the specified end date to the specified end date, provided that if the specified end date is today's date or not a trading day, to the trading day immediately preceding the specified end date. The 3 Month Return may be based on hypothetical, historical Index levels and not actual Index levels. There is no guarantee that the Index will achieve the 3 Month Return in the future. Past performance is not indicative of future r eturns.

1 Year Return:

The  1 Year Return is the trailing return of the Index from the trading day that occurs  on  or  immediately  preceding  the date occurring one year prior to the specified end date to the specified end dace, provided that if the specified end date  is  today's  date  or  not  a  trading day, to the trading day immediately
preceding   the  specified  end  date.  The  1  Year  Return  may  be  Dased  on hypothetical, historical Index levels and not acrual lndex levels.

There is no guarantee chat the Index will achieve the 1 Year Return in the future. Past oer formance is not indicative of future returns.

3 Year Return:

The 3 Year Return is the trailing return of Index from the trading day that occurs on or immediately preceding the date occurring three years prior to the specified e}nd date to the spedfied end date, provided that if the specified end date is today?s date or not a trading day, to the trading day immediately preceding the specified end dateland is not annualized], The 3 Year Return may be based on hypothetical, historicallndex levels and not acwal lndex levels.
There is no guarantee thai the Index will achieve the 3 Year Rew rn in the future. Past performance is not indicative of future returns.

5Y Return:

The 5 Year Return is the rrailing return of the Index from rhe trading day that occurs on or immediately preceding the date occurring five years prior to t he specified end date to the specified end dare, provided :hat if the specified end date is today's date or not a trading day, to the trading day immediately precedmg the specified end date, and is not annualized. The 5 Year Return ma[]1 be based on hypothetical, htstorical lndex levels and not actual Index levels.
There is no guarantee that the Index will achieve the 5 Year Return in the iuture. Past performance is nor indicative of future returns.

(2} Short Summary of the Risks

The  Index  was  established  on  July  !,  20  13  and therefore ha.s a limited operating  history.  Past  performance  should  n01  be considered indtcative of future performance. The level of the Index will include the deduaion of a fee of
0.50%  per  annum.  There  are risks associared with a momentum-based investment strategy.  The  Index is different from a su aregy that seeks long-term exposure to  a portfol io conststing of constant components with fixed weights. The Index may  fail  to  realize  gains  that  could  occur  from holding assets that have experienced  price  declines,  but  experience  a sudden price spike thereafter.
Correlauon  of  perforfl'ances  ameng the basket constituems composing the Index may  reduce  the  performance  of  the Index. High correla:ion during periods of negative  retum s among the basket constituents composing the Index ("the Baske{
Constituents')   representing  any  one  sector  or  asset  type  which  have  a substantial  weighting  in the Index could have a material adverse effect on the performance  of  the  Index.  The  Index  comprises  only  n01ional  assets  and liabilities  and  therefore  there is no actual portfolio of assets to which any person  is  entitled  or  in  which  any person has any ownership. The svmlletic investment  strategy  on which the Index is based may not be successful, may nOl outperform  any  alternative  strategy  related  to the basket constituents. The
Index  does  nor  target  a specific volatility for the synthetic portfolio as a whole,  and  its  actual realized volatility may be greater or less than 8%. The
Index  may  have exposure only to the bond constituent ior an extended period of time.  The  Index  may  be  subject  to  increased  volatility due to the use oi leverage.  The  Index may be partially uninvested or become entirely uninvested, which will result in a portion or all of the Index reflecting no Return. Changes
m  the  value  of  the basket constituents may offset each other. The investment strategy involves monthly rebalanong and maximum weighting caps that are applied to  the  Basket  Constituents.  The  Index  is  subject  to nsks associated with specific sectors in the U.S market. Our affiliate. J.P. Morgan Securities pic ('
JPMS  pic"),  is  :he  calculation  agent and may adjust the Index in a way that affeas  its level. The policies and judgments for which JPMS pic is r esponsible could  have an tmpacr, positive or negative, on the level of the Index. JPMS pic is  under  no  obligation to consider your interest as an investor in securities lin  ked to the Index. The risks identified above are not e.xhaustive. The Index
Rules,  and not any description in this summary of risks, govern the calculation and  constitution  of  the Index and other decisions and actions relating to its
maintenance.   Additional  information  is  available  upon  request.  For  more
informauon   regardmg  the  Index,  dtents  should  contact  thelf  J.P.  Morgan representative.

(3} General Disclaimers

For certificates of deposit: The information contained on this Website is for discussion purposes onlv. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subjea to change, and JPMorgan undertakes no duty to update this information. This information shall be amended, superseded and replaced in its emirety by a subsequen t term sheer, disclosure supplement and/or private placemenr m emorandum, and the documents referred to : herein.
In the event any inconsistency between the information presented herein and any such term sheet, disclosure supplement and/ or orivate placement memorandum, such term sheet, disclosure supplement and/or private placement memorandum snail govern.

Investments  in  products linked to an Index require investors to assess several characteristics  and  nsk  factors  that  may  nor  be present tn other types of transacttons.  In  reachtng  a  determination  as  to the appropriateness of any proposed  transaction,  diems  should undertake a thorough independent review of the legal, regulatory, credit, tax, accouncing and e~onomic consequences of such rransaaion  in relation ro their particular circumstances. This website contains market  data  from  various  sources  other  than  us  and  our affiliates, and, accordingly,  we  make  no  representation  or  warranty as to the market data's accuracy or completeness. All information is subject to change without notice.

SEC LEGEND

JPMorgan Chase and Co. (" J.P. Morgan") has filed a regist ration statemem
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offering of securities to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration st atement and the other documents relating to the offering that J.P. Morgan files with the SEC for more complete information about J.P. Morgan and the offeri ng of securities. You may get these documents without cost by visiting EDGAR on the SEC Website at '. v.w.sec.gov.
Alternatively, J.P. Morgan, any agent, or any dealer par ticipating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and term sheet or pricing supplement. if you so request by calling toll[]free
866-535-9248.

Use of Simulated Returns

Back-testing  and  other  statistical  analysis  material  that  is  provided in connection  with  the  explanations  of  !  he potential returns of the products linked  to  the  Index  use simulated analysis and hypothetical circumstances to estimate  how  it  may have performed prior to its actual existence. The results
obtained   from   such  "back-testing"  information  should  not  be  considered indicative  of  the  actual results that might be obtained from an investment or participation  in  a  financial instrument or transaction referencing the Index.
J.P.  Morgan  provides  no assurance or guarantee that the produas linked to the
Index  will  operate  or  would have operated in the past in a manner consistent with these materials. The hypothetical, back-tested, historical levels presented herein  have  not  been  verified  by  an  independent  third  party,  and  such
hypothetical,   back-tested,   historical   levels  have  inherent  limitations.
Alternative  simulations,  techniques,  modeling  or  assumptions  might produce significantly  different  results and prove to be more appropriate. Hypothetical back-tested  results  are  neither an indicator nor guarantee of future returns.
Actual  resul;  s  will  vary,  perhaps  materially.  from the simulated returns presented in this website.

IRS Circular 23D Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.